EXHIBIT 10.40

AMENDMENT AND WAIVER AGREEMENT

with respect to

ASSET PURCHASE AGREEMENT

THIS AMENDMENT AND WAIVER AGREEMENT WITH RESPECT TO ASSET PURCHASE AGREEMENT (this “Amendment”) is entered into and effective as of January 4, 2008, between BioMimetic Therapeutics, Inc., a Delaware corporation (“Seller”), and Luitpold Pharmaceuticals, Inc., a New York corporation (“Buyer”).

Reference is made to that certain Asset Purchase Agreement dated as of December 14, 2007 (the “Purchase Agreement”) between Seller and Buyer. All references to the Purchase Agreement, the Exhibits and Schedules thereto, and the Ancillary Agreements (as defined in the Purchase Agreement), shall be deemed to be references to the Purchase Agreement as amended by this Amendment. Terms used but not defined in this Amendment shall have the meanings ascribed to them in the Purchase Agreement unless otherwise provided herein.

RECITAL

WHEREAS, Seller and Buyer desire to amend and/or provide waivers with respect to certain provisions of the Purchase Agreement set forth more particularly in this Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, Seller and Buyer hereby agree as follows:

1. Amendment. In accordance with Section 11.2 of the Purchase Agreement, the Purchase Agreement is hereby amended as follows:

A. Schedule 1.1(d)(ii) to the Purchase Agreement is hereby deleted in its entirety and replaced with the attached Schedule 1.1(d)(ii).

B. Section 3.2 of the Purchase Agreement is hereby deleted in its entirety and restated as follows:

“Section 3.2  Authorization. Seller has the full corporate power and authority to enter into this Agreement and the Ancillary Agreements and to carry out the transactions contemplated herein and therein. The Board of Directors of Seller has taken all action required by applicable Law and Seller’s certificate of incorporation and bylaws and otherwise to duly and validly authorize and approve the execution, delivery and performance by Seller of this Agreement, the Ancillary Agreements and the consummation by Seller of the transactions contemplated herein and therein. Without limiting the foregoing, neither the execution, delivery or performance by Seller of this Agreement or the Ancillary Agreements, nor the consummation by Seller of the transactions contemplated herein and therein, requires the approval of the stockholders of Seller under applicable Law, Seller’s certificate of incorporation or bylaws, or otherwise. This Agreement has been duly and validly executed and delivered by Seller and assuming the due authorization, execution and delivery by Buyer of this Agreement and the Ancillary Agreements and Seller’s execution of the Ancillary Agreements at Closing, constitute or will constitute the legal, valid and binding obligations of Seller, enforceable against it in accordance with their respective terms.”

2. Waivers. In accordance with Section 11.2 of the Purchase Agreement, Seller and Buyer hereby mutually agree to the following waivers:

A. Seller’s obligation to deliver to Buyer at Closing a transfer letter for the Canadian Medical Device License for GEM 21S as set forth in Section 2.4(h) of the Purchase Agreement is hereby waived; and

B. Buyer’s obligation to deliver to Seller at Closing an acknowledgment of Canadian Medical Device License transfer for GEM 21S as set forth in Section 2.3(g) of the Purchase Agreement is hereby waived;

provided, however, that Seller shall deliver to Buyer a transfer letter for the Canadian Medical Device License for GEM 21S at such time that Buyer becomes ISO certified in Canada for the manufacture of medical devices.

C. Seller’s obligation to deliver to Buyer a preliminary schedule of items to be included within the GEM 21S Inventory, prepared in good faith and executed by Seller in accordance with Section 2.4(i) of the Purchase Agreement, was satisfied by Seller’s delivery of Schedule 7.13 to the Purchase Agreement on the effective date thereof, and any further obligation to deliver such preliminary schedule at Closing is hereby waived. Seller hereby represents and warrants that such preliminary schedule remains true and correct in all respects at the date hereof.

3. Other Provisions Unaffected. All of the terms and provisions of the Purchase Agreement (as amended or modified by this Amendment) shall remain in full force and effect, and are hereby ratified and confirmed in their entirety.

4. Counterparts. This Amendment may be executed and delivered (including by facsimile transmission or e-mail with scan attachment) in two or more counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment as of the date first above written.

BIOMIMETIC THERAPEUTICS, INC.		LUITPOLD PHARMACEUTICALS, INC.
By:	/s/ Samuel Lynch	By:	/s/ Mary Jane Helenek
Name:	Samuel E. Lynch D.M.D., D.M.Sc.	Name:	Mary Jane Helenek
Title:	President & CEO	Title:	President & CEO